EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113328 of Radian Group Inc. on Form S-8 of our report dated June 29, 2006 appearing in this Annual Report on Form 11-K of Radian Group Inc. Savings Incentive Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 29, 2006